Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2013 (April 15, 2015 as to Note 28), relating to the consolidated financial statements and financial statement schedule of Perry Ellis International, Inc. for the year ended February 2, 2013 appearing in the Annual Report on Form 10-K of Perry Ellis International, Inc. for the year ended January 31, 2015.

/s/ Deloitte & Touche LLP

Miami, Florida

September 14, 2015